Exhibit 10.2

Execution Copy
FIRST SUPPLEMENT
TO THE
MASTER AMENDED AND RESTATED CREDIT AGREEMENT
(Original Term Loan)
     THIS FIRST SUPPLEMENT TO THE MASTER AMENDED AND RESTATED CREDIT AGREEMENT (“First Supplement”) is made and entered into as of November 14, 2006, by and between GOLDEN GRAIN ENERGY, LLC, an Iowa limited liability company, and HOME FEDERAL SAVINGS BANK, a federally chartered stock savings bank. This First Supplement supplements the Master Amended and Restated Credit Agreement between the Lender and the Borrower dated as of even date herewith (as the same may be amended, restated, or otherwise modified (other than by Supplements entered into pursuant to Section 1.02 thereof) from time to time, the “Master Agreement”).
RECITALS:
     A. Pursuant to the Original Credit Agreement, Lender has made certain loans and other credit accommodations available to Borrower, including a construction and term loan referred to as loan number 2004 in Lender’s records (the “Original Term Loan”).
     B. The Original Term Loan converted to a term loan and began amortization on April 1, 2005.
     C. Borrower and Lender wish to re-document, amend and restate each of the existing loans and credit facilities by Lender in favor of Borrower, including the Original Term Loan, and document certain new loans and credit facilities, in each case pursuant to the Master Agreement, the Supplements, and the other Amendment Documents.
     D. As of the date hereof, the principal amount outstanding under the Original Term Loan is approximately $15,746,744.00.
AGREEMENT:
     1. Definitions. Capitalized terms used and not otherwise defined in this First Supplement have the meanings attributed to them below or in the Master Agreement. Definitions in this First Supplement control over inconsistent definitions in the Master Agreement, but only to the extent the defined terms apply to Loans under this First Supplement. Definitions set forth in the Master Agreement control for all other purposes. As used in this First Supplement, the following terms have the following meanings:
     “Original Term Loan Maturity Date” means the earlier of (a) March 1, 2015, and (b) the date on which the Obligations have been declared or have automatically become due and payable, whether by acceleration or otherwise.

     “Original Term Note” means the Amended and Restated Term Note made by Borrower payable to the order of Lender, dated the date hereof, in the initial aggregate principal amount of $32,000,000 in substantially the form of Exhibit 1A attached hereto.
     “Prime Rate” means the rate of that name as published in the “Money Rates” Section of the Wall Street Journal; provided, if Lender determines that the foregoing source is unavailable, Lender will determine the Prime Rate based on a new index that is based on comparable information.
     2. Effect of First Supplement. This First Supplement, along with the Master Agreement, amends the terms of the Original Term Loan effective as of the date hereof.
     3. Conditions Precedent. Lender will have no obligation under this First Supplement, the Agreement, or any Amendment Document until each of the following conditions precedent is satisfied or waived in accordance with Section 8.02 of the Master Agreement:
(a)	Lender has received all fees and other amounts due and payable on or prior to the date hereof, including the fees and amounts for reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by Borrower pursuant to any Loan Document or any other agreement with Lender;

(b)	Lender has received Borrower’s counterpart of this First Supplement and the Original Term Note duly executed and delivered by Borrower;

(c)	Lender has received Borrower’s counterparts of the Master Agreement and all Amendment Documents contemplated thereby, in each case duly executed and delivered by Borrower, as well as all other duly executed and delivered instruments, agreements, opinion letters, and documents as Lender may require;

(d)	the representations and warranties set forth in the Master Agreement are true and correct in all material respects as of the date hereof;

(e)	all conditions precedent in the Master Agreement and each other Loan Document have been satisfied or waived; and

(f)	no Default or Event of Default has occurred and is continuing.
     4. Repayment. The Original Term Loan will be repaid in monthly installments of principal and interest based on an amortization schedule of 120 months. The monthly amortized payment amount as of the date hereof is $222,206.58. This amount will be adjusted from time to time as the Prime Rate is adjusted. Lender’s determination of the amortized payment amount is final and conclusive, absent manifest error. Payments on the Original Term Loan are due and payable on the first day of each month. All remaining principal and accrued interest outstanding on the Original Term Loan will be due and payable on the Original Term Loan Maturity Date.
     5. Interest. Interest on the unpaid principal amount of the Original Term Loan will hereafter accrue on a simple interest basis at the floating Prime Rate in effect from time to time;

provided, other than after application of Default Interest and/or Additional Interest, this rate will not exceed (a) 8.00% per annum prior to April 1, 2008, or (b)10.00% per annum at any time.
     6. Prepayment Fees. In the event any amount of the Original Term Loan is paid prior to the time such amount is due and payable, whether voluntarily or involuntarily (including any prepayment effected by Lender’s exercise of any right to accelerate), except to the extent such prepayment is paid from the proceeds of Borrower’s operating cash flow (and not from the proceeds of Indebtedness), Borrower agrees to pay to Lender a prepayment fee in the amount (a) a fee equal to two percent (2.00%) of the principal balance outstanding if prepayment is made prior to April 1, 2007, or (b) a fee equal to one percent (1.00%) of the principal balance outstanding if prepayment is made prior to April 1, 2008. Borrower agrees that the prepayment fee is paid for the right to prepay and that is does not constitute liquidated damages or a penalty.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have caused this First Supplement to be duly executed by their respective authorized officers as of the day and year first written above.

BORROWER: GOLDEN GRAIN ENERGY, LLC
By:	/s/ Walter Wendland
	Name:	Walter Wendland
	Title:	President

LENDER: HOME FEDERAL SAVINGS BANK
By:	/s/ Eric Oftedahl
	Name:	Eric Oftedahl
	Title:	Vice President

[SIGNATURE PAGE FOR FIRST SUPPLEMENT TO
MASTER AMENDED AND RESTATED CREDIT AGREEMENT]

EXHIBIT 1A
AMENDED AND RESTATED
TERM NOTE

$32,000,000	Rochester, Minnesota
November 14, 2006
FOR VALUE RECEIVED, the undersigned, Golden Grain Energy, LLC, an Iowa limited liability company (“Borrower”), hereby promises to pay to the order of Home Federal Savings Bank (together with any subsequent holder hereof, “Lender”) or its successors and assigns, at Post Office Box 6947, 1016 Civic Center Drive N.W., Rochester, Minnesota 55903-6947, (a) on the Original Term Loan Maturity Date (as defined in the Master Amended and Restated Credit Agreement between Borrower and Lender dated as of November 14, 2006 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”)) and the First Supplement to the Master Amended and Restated Credit Agreement (Original Term Loan) between Borrower and Lender, dated the same date, the principal sum of Thirty Two Million and No/100 Dollars ($32,000,000.00) or so much of the unpaid principal amount of the Original Term Loan (as defined in the Credit Agreement) as has advanced by Lender to Borrower pursuant to the Credit Agreement, and (b) on each date specified in the Credit Agreement prior to the Original Term Loan Maturity Date, the principal amount of the Original Term Loan payable to Lender on such date as specified therein, in lawful money of the United States of America in immediately available funds, and to pay interest from the Closing Date on the unpaid principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on such dates as provided in the Credit Agreement. Borrower also promises to pay Default Interest and Additional Interest (each as defined in the Credit Agreement), on demand, on the terms and conditions set forth in the Credit Agreement. In addition, should legal action or an attorney-at-law be utilized to collect any amount due hereunder, Borrower further promises to pay all costs of collection, including the reasonable attorneys’ fees of Lender. THIS AMENDED AND RESTATED TERM NOTE RESTATES AND AMENDS THE ORIGINAL “CONSTRUCTION AND TERM LOAN NOTE” ISSUED ON JANUARY 16, 2004, BY BORROWER TO LENDER IN THE SAME AMOUNT, AND SHALL NOT BE CONSIDERED A NOVATION OF SUCH ORIGINAL NOTE.
All borrowings evidenced by this Amended and Restated Term Note and all payments and prepayments of the principal hereof and the date thereof shall be recorded by Lender in its internal records; provided, that the failure of Lender to make such a notation or any error in such notation will not affect the obligations of Borrower to make the payments of principal and interest in accordance with the terms of this Amended and Restated Term Note and the Credit Agreement.
This Amended and Restated Term Note is issued in connection with, and is entitled to the benefits of, the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, all upon the terms and conditions therein specified.
THIS AMENDED AND RESTATED TERM NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

GOLDEN GRAIN ENERGY, LLC
By:
	Name:	Walter Wendland
	Title:	President

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